Exhibit 10.15
Commitment to Product Quality and Customer Service

I. Commitment to product quality
We will try our best to keep the death rate of our chicks within 7 days after sale lower than 2%. If the quality of our chicks causes death rates above 2%, we shall compensate at original price for the losses of those exceeding 2%, and promise to:

1,	accept return of all products
2,	compensate for all the losses
3,	compensate for subsequent losses or losses you additionally required us to indemnify.

II. Commitment to Customer Service

1, We sincerely wish to establish a business relationship with you, and provide you with top-quality service (Sopes and Standards of our Service see Commitment of Weifang Yuhe Poultry Co., Ltd).

2, We will try our best to satisfy your need. If you have issues or complaints with our service, please contact us through the 24-hour hotline and special line of Chairmen.

Hotline: 0536-7363688

Special line: 136 0536 1998

3, We apologize for any inconvenience we may cause you, and we promise to compensate all your losses. In addition, you can receive an “Award for Complaint” of 300 RMB each time you contact us.

We would be grateful for you to inform us of any deficiencies or defects of our products and services. Thanks!

Weifang Yuhe Poultry Co., Ltd

February 12th, 2004